Exhibit 10.2

REWARDS NETWORK INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

Rewards Network Inc., a Delaware corporation (the “Company”), hereby grants to [                            ] (the “Holder”), as of March 30, 2010 (the “Grant Date”), pursuant to the provisions of the Company’s 2006 Long-Term Incentive Plan (the “Plan”), a restricted stock unit award (the “Award”) with respect to the number of shares determined in Section 3 below of the Company’s Common Stock, $0.02 par value (“Stock”), upon and subject to the restrictions, terms and conditions set forth below. Capitalized terms not defined herein shall have the meanings specified in the Plan.

1. Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder shall accept this Agreement by executing it in the space provided below and returning it to the Company.

2. Rights as a Stockholder. The Holder shall not be entitled to any privileges of ownership with respect to the shares of Stock subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Section 4 hereof and the Holder becomes a stockholder of record with respect to such shares.

3. Number of Shares Subject to Award. The number of shares subject to the Award shall be determined by the Committee on or before March 15, 2011 and shall be equal to [            ] multiplied by the Holder’s 2010 Percentage determined under the Company’s 2010 Incentive Compensation Plan. If the EBITDA Threshold under the Company’s 2010 Incentive Compensation Plan is not achieved, the Holder shall forfeit all rights under the Award and the Award shall be cancelled by the Company.

4. Vesting of Shares Subject to Award.

4.1. Vesting Requirement. The Award shall vest as follows:

(a) Vesting of 50% of the Award based on Time

One-half of the Award (“Time-based Award”) shall vest on account of the Holder’s continued employment by the Company as follows: (i) on the first anniversary of the Grant Date with respect to one-sixth of the number of shares of Stock subject to the Award, rounded up to the nearest whole share, (ii) on the second anniversary of the Grant Date with respect to an additional one-sixth of the number of shares of Stock subject to the Award, rounded down to the nearest whole share and (iii) on the third anniversary of the Grant Date with respect to an additional one-sixth of the number of shares of Stock subject to the Award, rounded down to the nearest whole share.

(b) Vesting of 50% of the Award based on Stock Performance

One-half of the Award (“Stock Price-based Award”) shall vest on account of the Fair Market Value of the Stock as follows:

One-sixth of the Award shall vest on the date that (a) is on or after the first anniversary of the Grant Date and (b) is the date on which the average Fair Market Value of the Stock for the sixty previous trading days is equal to or greater than a First Tranche Stock Price determined by the Committee.

One-sixth of the Award shall vest on the date that (a) is on or after the first anniversary of the Grant Date and (b) is the date on which the average Fair Market Value of the Stock for the sixty previous trading days is equal to or greater than a Second Tranche Stock Price determined by the Committee.

One-sixth of the Award shall vest on the date that (a) is on or after the first anniversary of the Grant Date and (b) is the date on which the average Fair Market Value of the Stock for the sixty previous trading days is equal to or greater than a Third Tranche Stock Price determined by the Committee.

If any of the above vesting requirements is not met on or before the third anniversary of the Grant Date, then the Holder shall forfeit all rights with respect to the Stock Price-based Award shares of Stock which are not vested as of the third anniversary of the Grant Date and such unvested portion of the Award shall be cancelled by the Company.

(c) Acceleration upon Change in Control

(i) If there is a Change in Control, vesting of Time-based Award shall be accelerated as provided in Section 7(f) of the Plan.

(ii) If there is a Change in Control, the vesting of the Stock Price-based Award shall be accelerated as follows:

One-sixth of the Award shall vest on the date of the Change in Control if the Fair Market Value of the Stock on the date of the Change in Control is equal to or greater than the First Tranche Stock Price.

One-third of the Award shall vest on the date of the Change in Control if the Fair Market Value of the Stock on the date of the Change in Control is equal to or greater than the Second Tranche Stock Price.

One-half of the Award shall vest on the date of the Change in Control if the Fair Market Value of the Stock on the date of the Change in Control is equal to or greater than the Third Tranche Stock Price.

If any of the above vesting requirements is not met on the date of the Change in Control, then the Holder shall forfeit all rights with respect to the shares subject to the Stock Price-based Award which are not vested on the date of the Change in Control and such unvested portion of the Award shall be cancelled by the Company.

(iii) If the Change in Control occurs in 2010, the number of shares subject to the Award shall be determined at the discretion of the Compensation Committee pursuant to section 4(c) of the Plan.

5. Cancellation of unvested Award upon termination. If the Holder’s service with the Company terminates for any reason (except as provided in Section 7(f) of the Plan), the Holder shall forfeit all rights with respect to the shares of Stock which are not vested as of the effective date of the Holder’s termination of service and such unvested portion of the Award shall be cancelled by the Company.

6. Termination of Award. In the event that the Holder shall forfeit all or a portion of the shares of Stock subject to the Award, the Holder shall, upon the Company’s request, promptly return this Agreement to the Company for cancellation. Such cancellation shall be effective regardless of whether the Holder returns this Agreement.

7. Additional Terms and Conditions of Award.

7.1. Nontransferability of Award. The Award is not transferable by the Holder except by will or the laws of descent and distribution (or to a designated Beneficiary in the event of the Holder’s death), provided, however, that with the written consent of the Committee the Award may be transferred to one or more Beneficiaries during the lifetime of the Holder in connection with the Holder’s estate planning, consistent with the registration of the offer and sale of Stock on Form S-8 or Form S-3 or a successor registration form of the Securities and Exchange Commission. The Award may not be pledged, mortgaged, hypothecated or otherwise encumbered and shall not be subject to the claims of creditors.

7.2. Investment Representation. The Holder hereby represents and covenants that (a) any share of Stock acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities law; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of acquisition of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to the delivery to the Holder of any shares subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Board or any committee authorized by the Board shall in its sole discretion deem necessary or advisable.

7.3. Adjustment. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate to prevent dilution or enlargement of the rights of the Holder under the Award, then the Committee shall, in such manner as it may deem equitable, adjust the number and class of securities subject to the Award. In addition, the Committee is authorized to make adjustments in the stock price criteria set forth in Section 4.1(b) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations or accounting principles. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

7.4. Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of shares hereunder, the shares of Stock subject to the Award shall not vest or be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

7.5. Delivery of Certificates. Within 10 days after the vesting of the Award, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates issued in the Holder’s name (or such other name as is acceptable to the Company and designated in writing by the Holder) representing the number of vested shares. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery.

7.6. Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Holder give or be deemed to give the Holder any right to continued employment by the Company.

7.7. Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive, including, without limitation, determining the 2010 Percentage of the Holder.

7.8. Company to Reserve Shares. The Company shall at all times prior to the cancellation of the Award reserve and keep available, either in its treasury or out of it authorized but unissued shares of Stock, the full number of unvested shares subject to the Award from time to time.

7.9. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and the 2010 Incentive Compensation Plan and shall be interpreted in accordance therewith. The Holder hereby acknowledges receipt of a copy of the Plan and the 2010 Incentive Compensation Plan.

8. Miscellaneous Provisions.

8.1. Meaning of Certain Terms. As used herein, the term “vest” shall mean no longer subject to forfeiture.

8.2. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.

8.3. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Rewards Network Inc., Attention: General Counsel, Two North Riverside Plaza, Chicago, Illinois 60606, and if to the Holder, to the last known address contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by electronic mail or facsimile with confirmation of receipt, (c) by mailing in the United States mails to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of electronic mail or facsimile transmission, or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

8.4. Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to conflicts of laws principles.

8.5. Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

REWARDS NETWORK INC.

By:	/s/ Ronald L. Blake
	Name:	Ronald L. Blake
	Title:	President and Chief Executive Officer

Accepted this day of , 2010.

Holder

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